================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          THE GYMBOREE CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                        [LOGO OF GYMBOREE CORPORATION]


                                                                 April 26, 1999

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders to be held at 9:00 a.m. on Wednesday, May 26, 1999, at the San Francisco Airport Marriott Hotel, located at 1800 Old Bayshore Highway, Burlingame, California 94010. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

  Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided.

                                          Sincerely,

                                          /s/ Gary White
                                          Gary White
                                          Vice-Chair and Chief Executive
                                           Officer

                           THE GYMBOREE CORPORATION

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 26, 1999

TO THE STOCKHOLDERS OF THE GYMBOREE CORPORATION:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Gymboree Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, May 26, 1999 at 9:00 a.m., local time, at the San Francisco Airport Marriott, 1800 Old Bayshore Highway, Burlingame, California 94010 for the following purposes:

  1. To elect three Class III directors to serve for three year terms expiring upon the year 2002 Meeting of Stockholders or until their successors are elected.

  2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 29, 2000.

  3. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on April 5, 1999 are entitled to notice of and to vote at the meeting and any adjournment thereof.

  All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.


                                          FOR THE BOARD OF DIRECTORS

                                          /s/ Jeffrey D. Saper
                                          JEFFREY D. SAPER
                                          Secretary

Burlingame, California
April 26, 1999


   IMPORTANT: Whether or not you plan to attend the meeting, you are requested to complete and promptly return the enclosed proxy in the envelope provided.

                           THE GYMBOREE CORPORATION

                               ----------------

                                PROXY STATEMENT

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

  The enclosed proxy is solicited on behalf of the Board of Directors of The Gymboree Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held May 26, 1999 at 9:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the San Francisco Airport Marriott, 1800 Old Bayshore Highway, Burlingame, California 94010. The telephone number of the Company's principal offices is
(650) 579-0600.

  These proxy solicitation materials and the Company's Annual Report to Stockholders for the year ended January 30, 1999, including financial statements, were mailed on or about April 26, 1999 to all stockholders entitled to vote at the meeting.

Record Date and Voting Securities

  Stockholders of record at the close of business on April 5, 1999 (the "Record Date") are entitled to notice of and to vote their shares at the meeting. At the Record Date, 24,265,920 shares of the Company's Common Stock, $0.001 par value per share, were issued and outstanding.

Revocability of Proxies

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

  Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulative voting in the election of directors.

  The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such services.

Quorum; Abstentions; Broker Non-votes

  The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

  Although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal.

  The Delaware Supreme Court has held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. The Company intends to treat broker non-votes in a manner consistent with such holding. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

Deadline for Receipt of Stockholder Proposals

  Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2000 Annual Meeting must be received by the Company no later than December 21, 1999 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

Nominees

  The number of directors authorized by the Company's Bylaws is a range from six to eleven, with the exact number currently fixed by the Board at seven. The Company's Restated Certificate of Incorporation provides that the directors shall be divided into three classes, with the classes serving for staggered, three year terms. Currently there are two directors in Class I, two directors in Class II and three directors in Class III.

  Three Class III directors are to be elected at the Annual Meeting. Each of the three Class III directors elected at the Annual Meeting will hold office until the Annual Meeting of Stockholders in 2002 or until his or her successor has been duly elected and qualified. The term of each Class I director will expire at the Annual Meeting of Stockholders in 2000. The term of each Class II director will expire at the Annual Meeting of Stockholders in 2001.

  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's three nominees named in the table below, all of whom are currently directors of the Company. In the event that any nominee of the Company becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that the nominees listed below will be unable or will decline to serve as a director.

  The names of the three Class III nominees for director and certain information about each of them are set forth in the table below. The names of, and certain information about, the current Class I and Class II directors with unexpired terms are also set forth below.

 Name                             Age            Principal Occupation
 ----                             ---            --------------------
 NOMINEES FOR CLASS III DIRECTORS
 Stuart G. Moldaw................  72 Chairman of the Board, The Gymboree
                                      Corporation
 William U. Westerfield..........  67 Consultant, Price Waterhouse LLP
 Deborah A. Sorondo..............  47 Chief Operating and Development Officer,
                                      Sierra Club
 CONTINUING CLASS I DIRECTORS
 Walter F. Loeb..................  74 President, Loeb Asociates Inc.
 Carole J. Whitacre..............  43 Vice President, Design and Merchandising,
                                      Infant Advantage, Inc.
 CONTINUING CLASS II DIRECTORS
 Gary White......................  47 Vice-Chair and Chief Executive Officer,
                                      The Gymboree Corporation
 Barbara L. Rambo................  46 Former Group Executive Vice President,
                                      Bank of America

  Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships between any directors or executive officers of the Company.

  Stuart G. Moldaw has been the Chairman of the Board of Directors of the Company since January 1994, and has been a director of the Company since May 1982. Mr. Moldaw previously served as Chairman of the Board of Directors of the Company from January 1990 through January 1993. From 1980 through
February 1990, Mr. Moldaw served as a general partner of U.S. Venture Partners and he is currently a special venture partner of U.S. Venture Partners. From February 1987 through January 1988, Mr. Moldaw served as Chief Executive Officer of Ross Stores, Inc., an off-price retailer, and is currently a director and Chairman Emeritus of Ross Stores, Inc.

  William U. Westerfield has been a director of the Company since August 1994. Mr. Westerfield has served as a consultant to the public accounting firm of Price Waterhouse LLP since July 1992. Mr. Westerfield was employed by Price Waterhouse LLP from 1956 through June 1992 and served as a partner from 1965 through June 1992.

  Deborah A. Sorondo has been a director of the Company since April 1999. Ms. Sorondo is the Chief Operating and Development Officer of the Sierra Club, a position she has held since 1997. She joined the Sierra Club in 1993 as Chief Operating Officer. Prior to this, she spent 11 years in executive financial positions with American Express Travel Related Services Co. culminating in her service as Vice President and Chief Financial Officer for the consumer insurance division of AMEX Life Assurance Co.

  Walter F. Loeb has been a director of the Company since March 1995. Mr. Loeb is President of Loeb Associates, Inc., a retail consulting firm he founded in February 1990. Mr. Loeb is the publisher of "Loeb Retail Letter," which provides a monthly analysis of the retail industry. Mr. Loeb was employed by Morgan Stanley & Company, Inc. from 1974 to 1990, serving as principal of that firm from 1984 to 1990. Mr. Loeb is also a director of Hudson's Bay Company, Warnaco Group, Inc. and Federal Realty Investment Trust, a real estate investment trust.

  Carole J. Whitacre has been a director of the Company since March 1999. In 1995, Ms. Whitacre joined Infant Advantage, Inc., where she is Vice President, Design and Merchandising. Prior to that, Ms. Whitacre was employed by The Gap, Inc. for eight years in executive positions with its Banana Republic, Gap and Gap Kids divisions, where she served as Senior Vice President, Merchandising and Production from 1990 to 1994. In addition, Ms. Whitacre's career includes eight years with Federated Department Stores in merchandising executive positions.

  Gary White has been the Company's Vice-Chair since March 1999, and its Chief Executive Officer and a director since February 1997. Prior to being named Vice-Chair, Mr. White served as the President of the Company from February 1997 to March 1999 and also served as a Senior Vice President and Chief Operating Officer of the Company from January 1996 until February 1997. Prior to joining the Company, Mr. White served as Executive Vice President of Mervyn's, a division of Dayton Hudson Corporation. Mr. White was employed by Dayton Hudson Corporation since 1976 having served in various positions as an officer with Dayton Hudson Corporation from January 1988 to January 1996.

  Barbara L. Rambo has been a director of the Company since January 1996. Ms. Rambo is the former Group Executive Vice President and head of the Commercial Banking Division of Bank of America. Ms. Rambo was an employee of Bank of America from 1974 to 1998 and held various positions within BankAmerica International in New York, the New York Corporate Banking Office and the U.S. Division Corporate Banking Group.

Board Meetings and Committees

  The Board of Directors of the Company held a total of six meetings during the fiscal year ended January 30, 1999, and no director attended fewer than 75% of the meetings of the Board of Directors or the committees upon which such director served.

  The Board of Directors has an Audit Committee, a Compensation Committee and a Real Estate Committee. The Board of Directors has no nominating committee or any committee performing similar functions.

  The Audit Committee currently consists of Directors Rambo, Sorondo and Westerfield, Chairman. The Audit Committee principally reviews the scope and results of the work of the Director of Internal Audit and of the annual audit of the financial statements and other services provided by the Company's independent auditors. In addition, the Audit Committee reviews the information provided to stockholders and the Company's systems of internal controls. The Audit Committee held seven meetings during the last fiscal year.

  The Compensation Committee currently consists of Directors Whitacre and Loeb, Chairman. The Compensation Committee is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers. The Compensation Committee held five meetings during the last fiscal year.

  The Real Estate Committee currently consists of Directors Moldaw and White, Chairman. The Real Estate Committee reviews and approves all new store locations and store lease arrangements. The Real Estate Committee held more than twelve meetings during the last fiscal year.

Compensation of Directors

  Each non-employee director of the Company receives an annual retainer of $25,000 and an additional $1,000 for each Board meeting attended and $500 for each Committee meeting attended (including telephonic meetings). Each non-employee director of the Company is entitled to participate in the Company's Amended and Restated 1993 Stock Option Plan by receiving automatic grants of options to purchase Common Stock of the Company. Each non-employee director is automatically granted an option to purchase 2,500 shares of the Company's Common Stock upon each anniversary of such director's initial election to the Board. In the event that an additional non-employee director is elected to the Board, such person shall be entitled to receive an option to purchase 2,500 shares of the Company's Common Stock upon election.

Vote Required

  The three nominees receiving the highest number of affirmative votes of the shares entitled to vote on this matter shall be elected as the Class III directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum but are not counted as affirmative votes. A broker non-vote will be counted for purposes of determining the presence or absence of a quorum, but, under Delaware law, it will have no other legal effect upon the election of directors.

  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.

                                 PROPOSAL TWO:

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending January 29, 2000, and recommends that the stockholders vote for ratification of such appointment. Deloitte & Touche LLP has served as the Company's independent auditors since 1987. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from stockholders.

  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 29, 2000.

                            ADDITIONAL INFORMATION

Executive Compensation

  The following table shows the compensation paid by the Company during fiscal years 1996, 1997 and 1998 to (i) the Company's Chief Executive Officer during fiscal 1998 and (ii) each of the four other most highly compensated executive officers during fiscal 1998 and certain key employees (collectively, the "Named Officers").

Summary Compensation Table

                                                                    Long Term
                                    Annual Compensation        Compensation Awards
                              ------------------------------- ---------------------
                                                              Restricted Securities
Name and Principal                               Other Annual   Stock    Underlying    All Other
Position                 Year Salary($) Bonus($) Compensation   Awards    Options   Compensation($)
------------------       ---- --------- -------- ------------ ---------- ---------- ---------------
Gary White(1)........... 1998  477,118      --       --          --        75,000           --
 Vice-Chair and          1997  385,540  242,775      --          --       450,000           --
 Chief Executive Officer 1996  303,387  138,000      --          --           --            --

Melanie B. Cox(2)....... 1998      --       --       --          --       300,000       110,000(6)
 President

Lawrence H. Meyer(3).... 1998   91,538      --       --          --        40,000        72,671(7)
 Senior Vice President
  and
 Chief Financial Officer

Kenneth F. Meyers....... 1998  227,118   93,400      --          --        55,894           --
 Senior Vice President,  1997  214,060   77,190      --          --        27,749           --
 Human Resources

Edward A. Loseman....... 1998  206,895  102,125      --          --        40,000        81,931(8)
 Senior Vice President,
 Sourcing and Logisitics

Mindy Meads(4).......... 1998  299,176      --       --          --        57,073       353,163(9)
 Senior Vice President   1997  358,197  140,602      --          --        23,333           --
 and General Merchandise 1996  234,062  140,000      --          --        50,000           --
 Manager

R. Mark Syrstad(5)...... 1998  255,725      --       --          --        22,610       280,243(9)
 Senior Vice President,  1997  247,492   93,375      --          --        35,000           --
 Operations

--------
(1) Mr. White joined the Company in January 1996 as Senior Vice President and Chief Operating Officer. In February 1997, Mr. White was named President and Chief Executive Officer. In March 1999, Mr. White was named Vice-Chair.
(2) Ms. Cox joined the Company in March 1999 as President.
(3) Mr. Meyer joined the Company in September 1998 as Chief Financial Officer.
(4) Ms. Meads terminated her employment with the Company in December 1998.
(5) Mr. Syrstad terminated his employment with the Company in January 1999.
(6) Represents Ms. Cox's signing bonus.
(7) Represents Mr. Meyer's signing bonus and moving expenses.
(8) Represents Mr. Loseman's moving expenses.
(9) Represents payments made in connection with the officer's resignation.

Option Grants and Exercises

  The following table sets forth certain information with respect to stock option grants during the fiscal year ended January 30, 1999 to the Named Officers. In accordance with the rules of the Securities and Exchange Commission (the "SEC"), also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation from the option exercise price of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercise will be dependent on the future performance of the Common Stock.

                         Option Grants in Fiscal 1998

                                      Individual Options
                         --------------------------------------------
                                                                      Potential Realizable
                                                                        Value at Assumed
                         Number of   Percent of                       Annual Rate of Stock
                         Securities Total Options                      Price Appreciation
                         Underlying  Granted to   Exercise              for Option Term
                          Options   Employees in  or Base  Expiration --------------------
Name                      Granted    Fiscal Year   Price      Date        5%        10%
----                     ---------- ------------- -------- ---------- ---------- ---------
Gary White..............   75,000        4.8%      $5.43    12/28/08  $  256,471 $ 649,948
Melanie B. Cox..........  300,000       19.1        8.25     1/25/09   1,556,514 3,944,512
Lawrence H. Meyer.......   40,000        2.5        8.62      9/8/08     216,968   549,841
Kenneth F. Meyers.......   35,894        2.3       27.06     2/25/08     610,896 1,548,131
Kenneth F. Meyers.......   20,000        1.3        5.43    12/28/08      68,392   173,319
Edward A. Loseman.......   20,000        1.3       27.06     2/25/08     340,389   862,613
Edward A. Loseman.......   20,000        1.3        5.43    12/28/08      68,392   173,319
Mindy C. Meads..........   57,073        3.6       27.06     2/25/08     971,351 2,461,595
R. Mark Syrstad.........   22,610        1.4       27.06     2/25/08     384,810   975,184

  The following table sets forth information with respect to options exercised in the fiscal year ended January 30, 1999 by the Named Officers and the value of unexercised options at January 30, 1999.

         Aggregate Option Exercises in Fiscal 1998 and Year-end Values

                                                Number of Securities
                                               Underlying Unexercised     Value of Unexercised
                                                     Options at          In-The-Money Options at
                           Shares                 January 31, 1999          January 31, 1999
                          Acquired    Value   ------------------------- -------------------------
Name                     on Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------- ----------- ------------- ----------- -------------
Gary White..............       0       $ 0      184,373      390,627      $3,807      $179,005
Melanie B. Cox..........       0         0            0      300,000           0             0
Lawrence H. Meyer.......       0         0            0       40,000           0             0
Kenneth F. Meyers.......       0         0       21,358       62,285       1,014        47,735
Edward A. Loseman.......       0         0        5,416       34,584       1,014        47,735
Mindy C. Meads..........       0         0            0            0           0             0
R. Mark Syrstad.........       0         0            0            0           0             0

Employment Contracts and Termination of Employment and Change-in-control Arrangements

  Gymboree offers its executives certain benefits under its Change of Control Plan and Severance Pay Plan. Under the first plan, executives who are participants in the plan are eligible to receive certain lump sum payments if their employment terminates on an involuntary basis following a Change of Control of the Company as defined in the plan.

  Under the Severance Pay Plan, executives who are participants in the plan are eligible to receive certain lump sum payments if their employment with the Company terminates on an involuntary basis unrelated to a Change of Control of the Company.

  In January 1999, the Company entered into a promissory note with Gary White under which Mr. White is obligated to repay the Company a principal sum of $250,000 at an interest rate of 5.87% per annum due on January 1, 2001. Under the terms of the note, if Mr. White continues to be a full-time employee, 50% of the original principal amount of the note will be forgiven on January 1, 2000, and the remaining 50% of the original principal amount will be forgiven on January 1, 2001. Otherwise, if Mr. White ceases to be a full-time employee of the Company at any time during this period, the note will be immediately due and payable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During the fiscal year ended January 30, 1999, the Compensation Committee of the Board of Directors consisted at times of Messrs. Walter F. Loeb, as Chairman, Arthur S. Berliner, Jerome A. Chazen and Peter L. Thigpen. As of the date hereof, the Compensation Committee consisted of Mr. Loeb, Chairman, and Ms. Carole J. Whitacre. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. The Committee is comprised of the members named above. None of the Committee members is an employee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To the Board of Directors:

  As members of the Compensation Committee, we are responsible for reviewing and approving the Company's compensation policies and the levels of compensation paid to executive officers.

  The following is the report to the Board of Directors describing compensation policies and rationales applicable to the Company's executive officers with respect to compensation paid to such executive officers for the fiscal year ended January 30, 1999. The information contained in the following report shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

 Compensation Philosophy

  The general philosophy of the Company's compensation program is to offer executive officers competitive compensation based both on the Company's performance and on the individual's contribution and performance. The Company's compensation policies are intended to motivate, reward and retain highly qualified executives for long-term strategic management and the enhancement of stockholder value, to support a performance-oriented environment that rewards achievement of specific internal Company goals and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

  There are three main components to the Company's executive compensation program:

  . Base Salary

  . Annual Bonus

  . Stock Incentives

 Base Salary

  Executive officers' salaries have been targeted at a level that, when combined with the annual bonus, is at or above the average rates offered by competitive organizations. The Committee believes that these rates are necessary to retain key employees. The Committee reviews and approves salaries for the Chief Executive Officer and the executive officers on an annual basis, generally in the first fiscal quarter.

  In reviewing the salaries for executive officers, the Committee examined salary surveys prepared in 1998 by a national, independent compensation consulting company for rapidly growing specialty retailers. The Committee reviewed individual base salaries of executive officers, and adjusted salaries based on individual job performance and changes in the position's duties and responsibilities. In making salary decisions, the Committee exercised its discretion and judgment based on these factors. No specific formula was applied to determine the weight of each factor.

 Annual Bonus

  Annual incentive bonuses for executive officers are intended to reflect the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer.

  To carry out this philosophy, the Company has implemented The Gymboree Corporation Discretionary Bonus Plan (the "Discretionary Bonus Plan"), which provides executive officers and other employees the opportunity to earn annual incentive bonuses. The purpose of the Discretionary Bonus Plan is to attract, retain, motivate and reward employees by directly linking the amount of any cash bonus to specific corporate and/or divisional financial goals. To this end, specific earnings measurements are defined each year and threshold, target and maximum payout levels are established to reflect the Company's objectives. These goals and the potential amounts of bonuses are reviewed and approved by the Committee in the first fiscal quarter of each year. The Committee also took into consideration the need to recruit and retain senior management talent in a competitive employment environment. The Committee believes that the Discretionary Bonus Plan provides an excellent link between earnings performance and the incentives paid to executives.

 Stock Incentives

  The Company utilizes stock options as long term incentives to reward and retain executive officers. The Committee believes that these programs serve to link management interests with stockholder interests and to motivate executive officers to make long-term decisions that are in the best interests of the Company and that will, over the long-term, promote better returns to stockholders.

  Stock options are granted to executive officers periodically. Generally, stock options vest over four years after the grant date and optionees must be employed by the Company at the time of vesting in order to exercise the options. The Committee believes that stock option grants provide an incentive which focuses the executives' attention on the Company from the perspective of an owner with an equity stake in the business. Because options are typically granted with an exercise price equal to the fair market value of the Common Stock on the date of grant, the Company's stock options are tied to the future performance of the Company's Common Stock and will provide value to the recipient only when the price of the Company's stock increases above the exercise price, that is, only to the extent that stockholders as a whole have benefitted.

  In order to determine the appropriate number of options to be granted to its executive officers, the Company has relied on competitive guidelines prepared by a national, independent compensation consultant. In fiscal 1998, the Named Officers were granted options to purchase an aggregate of 590,577 shares of Common Stock with a weighted average exercise price of $12.05 per share. All options were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant.

 Compensation of the Chief Executive Officer

  Gary White's fiscal 1998 compensation was established in accordance with the guidelines applicable to all executive officers, as set forth above. Mr. White's performance is reviewed annually by the Compensation Committee.

                                          THE COMPENSATION COMMITTEE
                                          Walter F. Loeb, Chairman
                                          Carole J. Whitacre

Performance Graph

  The following line graph compares the annual percentage change in the cumulative total stockholder return for the Company's Common Stock with the Nasdaq U.S. Index and a peer group of companies selected by the Company (the "Peer Group"), consisting of 50 companies whose primary business is the operation of apparel and accessory retail stores. The graph assumes that $100 was invested in the Company's Common Stock on January 28, 1994. In accordance with the guidelines of the SEC, the stockholder return for each entity in the Peer Group has been weighted on the basis of market capitalization as of each measurement date set forth in the graph. The information in the graph is provided in annual intervals. Historic stock price performance should not be considered indicative of future stock price performance.

      Composition of The Gymboree Corporation's Cumulative Total Returns
                  to Nasdaq Market Index and Peer Group Index




                          [LOGO OF PERFORMANCE GRAPH]

                                1/28/94 1/27/95 2/2/96 1/31/97 1/30/98 1/29/99
                                ------- ------- ------ ------- ------- -------
   The Gymboree Corporation....   100     119     90     119     136      41
   Nasdaq Market Index.........   100      96    137     178     210     328
   Peer Group Index............   100      92     91     107     133     181

Security Ownership

  The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of March 31, 1999 by (i) each beneficial owner of more than 5% of the Company's Common Stock, (ii) each director and each nominee, (iii) each Named Officer and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

                                                              Number of Percent
Name and Address of Beneficial Owner                           Shares   of Total
------------------------------------                          --------- --------
Massachusetts Financial Service Company(1)................... 3,023,517   13.0
 500 Boylston Street
 Boston, Massachusetts 02116
First Pacific Advisors, Inc.(2).............................. 2,747,900   11.4
 11400 W. Olympic Blvd.
 Los Angeles, CA 90064
FPA Capital Fund, Inc.(2).................................... 1,700,000    7.0
 11400 W. Olympic Blvd.
 Los Angeles, CA 90064
Smallcap World Fund, Inc.(3)................................. 1,435,600    5.9
 333 South Hope Street
 Los Angeles, California 90071
Capital Research and Management Company(3)................... 1,435,600    5.9
 333 South Hope Street
 Los Angeles, California 90071
Stuart G. Moldaw(4)..........................................   384,859    1.6
Gary White(5)................................................   233,352    1.0
Melanie Cox(6)...............................................         0      *
Lawrence H. Meyer(7).........................................         0      *
Kenneth F. Meyers(8).........................................    29,406      *
Edward A. Loseman(9).........................................    11,122      *
R. Mark Syrstad(10)..........................................         0      *
Mindy C. Meads (11)..........................................       500      *
Walter Loeb(12)..............................................     5,950      *
Barbara L. Rambo(13).........................................     3,333      *
Deborah A. Sorondo(14).......................................         0      *
William U. Westerfield(15)...................................     5,100      *
Carole J. Whitacre(16).......................................         0      *
All directors and executive officers as a group
 (13 persons) (17)...........................................   673,622    2.8%

-------
 *  Percentage of shares beneficially owned is less than one percent of total.
(1) Based solely on information contained in a Schedule 13G filed with the SEC on February 11, 1999.
(2) Based solely on information contained in a Schedule 13G filed with the SEC on February 10, 1999.
(3) Based solely on information contained in a Schedule 13G filed with the SEC on February 11, 1999.
(4) Includes 171,352 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 1999.
(5) Includes 232,289 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 1999.
(6) Includes 0 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 1999.
(7) Includes 0 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 1999.
(8) Includes 28,329 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 1999.
(9) Includes 8,749 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 1999.
(10) Includes 0 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 1999.
(11) Includes 0 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 1999.
(12) Includes 5,250 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 1999.
(13) Includes 3,333 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 1999.
(14) Includes 0 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 1999.
(15) Includes 5,000 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 1999.
(16) Includes 0 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 1999.
(17) Includes 454,302 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 1999.

Compliance with Section 16(a) of the Securities Exchange Act

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, with respect to fiscal year 1998, all filing requirements applicable to its officers, directors and ten percent stockholders were met.

Other Matters

  The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                          FOR THE BOARD OF DIRECTORS

                                          /s/ Jeffrey D. Saper
                                          JEFFREY D. SAPER
                                          Secretary

Dated: April 26, 1999

                                                                      1166-PS-99

                                 DETACH HERE

                          THE GYMBOREE CORPORATION

                ANNUAL MEETING OF STOCKHOLDERS, MAY 26, 1999
P       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         THE GYMBOREE CORPORATION R
R
        The undersigned revokes all previous proxies, acknowledges receipt of
O the notice of the Annual Meeting of Stockholders to be held May 26, 1999 and the proxy statement related thereto and appoints Gary White and
X Lawrence H. Meyer, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of The
Y Gymboree Corporation which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the San Francisco Airport Marriott Hotel, 1800 Old Bayshore Highway, Burlingame, California 94010 on Wednesday, May 26, 1999 at 9:00 a.m., and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do it personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

                                                                _____________
     CONTINUED AND TO BE SIGNED ON REVERSE SIDE                  SEE REVERSE
                                                                    SIDE
                                                                ____________

                                  DETACH HERE


[X]  Please mark
     votes as in

The Board of Directors recommends a vote FOR each of the matters listed below. This Proxy, when properly executed, will be voted as specified below. This Proxy will be voted FOR Proposals No. 1, 2 and 3 if no specification is made.

                                                                                                   FOR  AGAINST  ABSTAIN
1.  Election of three Class III Directors        2.  To ratify the appointment of Deloitte &       [_]    [_]      [_]
    NOMINEES:  Stuart G. Moldaw,                     Touche LLP as independent auditors of
               William U. Westerfield,               the Company for the Fiscal year ending
               Deborah A. Sorondo                    January 29, 2000.

           FOR      WITHHELD
           [_]        [_]

[_] ______________________________________       3.  In their discretion with respect to such other business as may properly
    For all nominees except as noted above           come before the meeting and any adjournment or postponement thereof.

                                                                              MARK HERE
                                                                             FOR ADDRESS          [_]
                                                                          CHANGE AND NOTE AT
                                                                                 LEFT
                                                 Please sign your name exactly as it appears hereon.  If acting as attorney, executor, trustee or in other representative capacity, sign name and title.


Signature:                                     Date:             Signature:                                  Date:
          ____________________________________      ___________            __________________________________      ______________